Exhibit 99.1

  NEWS from

801 Louisiana, Suite 700

Houston, Texas 77002

Main: (713) 780-9494

Fax: (713) 780-9254

Contact: Robert C. Turnham, President Jan L. Schott, Chief Financial Officer Daniel E. Jenkins, Director of Investor Relations	Traded: NYSE (GDP)

FOR IMMEDIATE RELEASE

GOODRICH PETROLEUM ANNOUNCES CLOSING OF SALE

OF CERTAIN NON-CORE PROPERTIES

Houston, Texas – October 1, 2012. Goodrich Petroleum Corporation (NYSE: GDP) today announced it closed the sale of certain non-core properties in the South Henderson field in East Texas to Memorial Resource Development, L.L.C. (“MRD”) on September 28, 2012. The total consideration paid by MRD for the assets prior to closing adjustments was approximately $95 million, with an effective date of July 1, 2012. At year-end 2011, the Company had booked 39 Bcfe of proved reserves for the assets.

Goodrich Petroleum Corporation is an independent oil and gas exploration and production company listed on the New York Stock Exchange.